SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): August 2, 2017

SECURITY NATIONAL FINANCIAL CORPORATION
(Exact name of registrant as specified in this Charter)

Utah	000-09341	87-0345941
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5300 South 360 West, Salt Lake City, Utah	84123
(Address of principal executive offices)	(Zip Code)

Registrant's Telephone Number, Including Area Code:  (801) 264-1060

        Does Not Apply
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.02.   Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review

On August 1, 2017, the management of Security National Financial Corporation (the "Company") reached the conclusion that the Company's audited financial statements as of December 31, 2016 and 2015, and for the three years ended December 31, 2016, 2015, and 2014, and the Company's unaudited interim financial statements for the quarterly period ended March 31, 2017 and the interim periods in 2016 and 2015 (the "Restated Periods") should not be relied upon due to errors identified in such financial statements. On August 3, 2017, the Company's Audit Committee met to discuss Management's recommendation that because of these prior period errors, the Company should provide a comprehensive restatement for all Restated Periods by means of filing an amended Annual Report on Form 10-K for the fiscal year ended December 31, 2016 and 2015, and amended Quarterly Reports on Form 10-Q for the quarterly period ended March 31, 2017 and the interim periods in 2016 and 2015. The Audit Committee unanimously approved Management's recommendation for a comprehensive restatement of the Company's Annual Report on Form 10-K and Quarterly Reports on Form 10-Q for the Restated Periods.

These prior period errors were discovered by the Company's management when it expanded the scope of its review process of the Company's accounting policies and procedures. As a result of this expanded review, management determined that the practice of treating its repurchase agreements with unaffiliated warehouse banks as off-balance sheet transactions and related sales accounting treatment were no longer in accordance with Generally Accepted Accounting Principles. The Company also discovered that the timing reversal of a tax valuation allowance should have occurred in a prior period. The Company discussed these matters with its current and former independent registered public accounting firm.

Item 9.01.  Financial Statements and Exhibits

(c) Exhibits

7.1	Letter from Eide Bailly LLP dated August 4, 2017, regarding non-compliance on a previously issued audit report or completed interim review.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SECURITY NATIONAL FINANCIAL CORPORATION
(Registrant)

Date: August 4, 2017	By: /s/ Scott M. Quist
Scott M. Quist, Chairman, President and Chief Executive Officer